Exhibit 99.3
PERFORMANCE AWARD AGREEMENT
UNDER THE NEUSTAR, INC. 2005 STOCK INCENTIVE PLAN
     This PERFORMANCE AWARD AGREEMENT is entered into as of February 8, 2008 (the “Grant Date”), between NEUSTAR, INC. (the “Company”) and Jeffrey Babka (“you”).
1. Performance Award Grant. Subject to the restrictions, terms and conditions of the Plan and this Agreement, the Company hereby awards you performance share units with respect to shares of Common Stock. Your Performance Award is subject to certain restrictions as set forth in the Plan and this Agreement. The performance share units awarded are referred to herein as “Performance Share Units.”
2. The Plan. The Performance Share Units and Common Stock to be awarded in respect of such units are subject to the terms of the Company’s 2005 Stock Incentive Plan (the “Plan”), including its provisions regarding amendment of Awards. Capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.
3. Specific Terms. Your Award of Performance Share Units shall have the following terms:

Grant Date	February 8, 2008

Number of Performance Share Units Subject to Award (the “Target Award”)	17,000, subject to adjustment pursuant to Section 11 hereof

Performance Period	January 1, 2008 through December 31, 2008

Performance Goal	Company PIP Score for calendar year 2008 (as set forth on Annex A hereto)

Vesting	Subject to your continued service as an employee, Consultant or Director with the Company or any of its Affiliates, and further subject to Section 4 below, the Award shall vest on December 31, 2009 (the “Vesting Date”) based on, and subject to, the achievement of the Performance Goal measured through the last day of the Performance Period. The number of shares of Common Stock earned as of the Vesting Date with respect to the level of the Performance Goal attained is indicated on Annex A.
4. Payment. On the Vesting Date, each of your Performance Share Units, together with Dividend Equivalents on such units, will be converted to the number of shares of Common Stock indicated by the degree of attainment of the Performance Goal set forth on Annex A, subject to the Committee’s certification of such level of attainment. Subject to the provisions of the Plan and this Agreement, any payment with respect to the Award earned as of the Vesting Date shall be paid in shares of Common Stock, after the satisfactory payment of applicable withholding taxes as set forth in Section 5, as soon as practicable in 2010.
5. Taxes. You will be liable for any and all taxes, including withholding taxes, arising out of this Award, and the Company shall have the right to require, prior to the issuance or delivery of Common Stock, payment of any federal, state or local taxes required by law to be withheld. Prior to the delivery of Common Stock hereunder, you shall pay all required taxes to the Company, which payment may be made in cash or by reducing the number of shares of Common Stock otherwise deliverable under the Award, subject to the Company’s policies then in effect, unless the Company has established alternative procedures for such payment. Any fraction of a share of Common Stock required to satisfy such withholding shall be disregarded and the amount due paid instead in cash by you.

6. Termination. Except as expressly set forth herein, in the event of your Termination for any reason prior to the Vesting Date, the Award shall be immediately forfeited and automatically cancelled without further action of the Company. Notwithstanding the foregoing, in the event of your Disability or death prior to the Vesting Date, you or your legal representative will receive as soon as practicable following such event a pro-rata payment based upon actual performance (as determined by the Committee) if the Performance Period had ended at the time of your Disability or death, a 100% PIP Score if the Performance Period had not ended at the time of your Disability or death, and the number of days of your service during the period between the Grant Date and the Vesting Date; provided, however, that if you are a “specified employee,” as defined in and pursuant to Reg. Section 1.409A 1(i) or any successor regulation, on the date of your Disability, such pro-rata payment shall not be made to you earlier than the earlier of (i) the date which is six months from the date of your “separation from service” (as defined in Reg. Section 1.409A 1(h) or any successor regulation) as a result of such Disability and (ii) your death.
7. Corporate Transaction. Notwithstanding anything herein to the contrary, in the event a Corporate Transaction (as defined below) occurs prior to the Vesting Date, your Performance Share Units will be converted without pro-ration into shares of Restricted Stock that vest on the Vesting Date, subject to your continued service as an employee, Consultant or Director. The number of shares of Restricted Stock into which your Performance Share Units will convert shall be determined as follows:
(i)	If the Corporate Transaction occurs during 2008, the Performance Share Units will be converted into that number of shares of Restricted Stock equal to the Target Award multiplied by a Performance Factor of 100%; or

(ii)	If the Corporate Transaction occurs during 2009, the Performance Share Units will be converted into that number of shares of Restricted Stock equal to the Target Award multiplied by a Performance Factor based upon the actual PIP Score for 2008. Any conversion under this Section 7(ii) shall be subject to certification by the Committee concurrently with or as soon as practicable following the consummation of the Corporate Transaction.
For purposes of this Agreement, a “Corporate Transaction” shall mean any of the following events: (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation; (ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director; (iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction; (iv) the approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or (v) the acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act, of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan. Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.
8. Accelerated Vesting. Notwithstanding anything herein to the contrary, your Performance Share Units (or Restricted Stock, in the event a Corporate Transaction has occurred) shall vest and be converted into shares of

Common Stock as set forth below if you experience a Termination other than by the Company or a successor corporation for Cause or by you without Good Reason (as defined below) prior to the Vesting Date.
The number of shares of Common Stock into which your Performance Share Units will convert shall be determined as follows:
(i)	If the Termination occurs during 2008, the Performance Share Units will be converted into that number of shares of Common Stock equal to the Target Award multiplied by a Performance Factor of 100%; or

(ii)	If the Termination occurs during 2009, the Performance Share Units will be converted into that number of shares of Common Stock equal to the Target Award multiplied by a Performance Factor based upon the actual PIP Score for 2008. Any conversion under this Section 8(ii) shall be subject to certification by the Committee concurrently with or as soon as practicable following the Termination.
Such shares of Common Stock will be delivered to you within sixty (60) days of the date of such Termination; provided, however, that if you are a “specified employee,” as defined in and pursuant to Reg. Section 1.409A 1(i) or any successor regulation, on the date of any such Termination, you will not be entitled to such delivery of Common Stock earlier than the earlier of (i) the date which is six months from the date of such Termination and (ii) your death.
For purposes of this Agreement, “Good Reason” shall mean, without your prior written consent, any of the following events or conditions and the failure of the Company or a successor corporation, as applicable, to cure such event or condition within thirty (30) days after receipt of written notice from you: (i) a reduction in your annual base salary, except pursuant to a policy generally applicable to employees at your level and above resulting in a reduction of 10% or less; (ii) a successor corporation’s failure to cover you under employee benefit plans, programs and practices that, in the aggregate, provide substantially comparable benefits (from an economic perspective) to you relative to the benefits and total costs under the material employee benefit plans, programs and practices in which you (and/or your family or dependents) are participating with the Company; (iii) the Company or a successor corporation requiring you to be based at any office location that is more than fifty (50) miles further from your current office location, except for reasonable required travel for the Company’s or the successor corporation’s business; or (iv) a material breach by the Company or a successor corporation of its obligations to you under the Plan.
9. Detrimental Activity. For purposes of this Award, Detrimental Activity shall have the meaning set forth in the Plan and additionally shall mean any of the activities set forth on Annex B. In the event that you engage in Detrimental Activity, the Committee may direct that all unvested Performance Share Units, unvested Restricted Stock issued pursuant to Section 7, and Dividend Equivalents, together with any Performance Share Units and/or Restricted Stock and Dividend Equivalents which have vested but with respect to which Common Stock has not yet been issued, shall be immediately forfeited to the Company, and you shall pay to the Company an amount equal to the Fair Market Value at the time of issuance or delivery of any Common Stock previously delivered or issued to you in respect of the Award.
10. Restrictions on Transfer. The Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.
11. Adjustments. In the case of any change in corporate structure as contemplated under Section 4.2(b) of the Plan, an equitable adjustment shall be deemed necessary and shall be made in accordance with such Section 4.2(b).
12. Amendment. This Agreement is intended to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be limited, construed and interpreted in a manner so as to comply therewith. Notwithstanding anything herein to the contrary, any provision in this Agreement that is inconsistent with Section 409A of the Code shall be amended by the Committee in good faith to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

13. Severability. The provisions of this Award and the Plan are intended to be severable, and any illegal or invalid term shall not affect the validity or legality of the remaining terms.
14. Not an Employment Agreement. The issuance of this Award does not constitute an agreement by the Company to continue to employ you during the entire, or any portion of, the Performance Period or otherwise.
15. Notice. Any notice or communication to the Company concerning the Performance Share Units must be in writing and delivered in person, or by U.S. mail, to the following address (or another address specified by the Company): NeuStar, Inc., Attn: General Counsel, 46000 Center Oak Plaza, Sterling, VA 20166.
You will not have any rights with respect to your Performance Award unless and until you deliver an executed copy of this Agreement to the Company within 60 days of the Grant Date.

NEUSTAR, INC.

By:	/s/ Jeffrey E. Ganek	/s/ Jeffrey A. Babka
	Jeffrey E. Ganek	Jeffrey Babka

Annex A
Performance Goal
The Participant shall be paid a percentage of the Target Award, after satisfactory payment of applicable withholding taxes, to the extent the Committee determines that the Performance Goal set forth on this Annex A has been achieved.
The Target Award shall be multiplied by a performance factor (“Performance Factor”), which shall be equal to the degree of achievement by the Company of the performance targets set forth in the Company’s Annual Performance Incentive Plan (the “PIP”) for 2008, determined in accordance with the terms and conditions of the PIP, including any minimum thresholds for funding under the PIP (the “PIP Score”).
Example A:
1.	The Target Award is 17,000 Performance Share Units.

2.	If the PIP Score for 2008 is 125%, the Performance Factor is 125%.

3.	The Participant shall earn 21,250 shares (17,000 Performance Share Units x 125% Performance Factor), which shall vest and become payable in accordance with the terms and conditions of this Performance Award Agreement.
Example B:
1.	The Target Award is 17,000 Performance Share Units.

2.	If the PIP Score for 2008 is 0% (because the minimum threshold for funding under the PIP was not met), the Performance Factor is 0%.

3.	The Participant shall earn 0 shares (17,000 Performance Share Units x 0% Performance Factor).

Annex B
Detrimental Activity
“Detrimental Activity” shall have the meaning set forth in the Plan and additionally shall mean any of the following:
(i) For the period commencing on your first day of employment with the Company and ending on the date which is 18 months following your termination of employment with the Company for any reason (such period hereinafter referred to as the “Restricted Period”), with respect to any state or country in which the Company is engaged in business during your employment term, you participate or engage, directly or indirectly, for yourself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business competitive with a business undertaken by the Company or by you at any time during your employment term.
(ii) During the Restricted Period, you engage in Solicitation, whether for your own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company). “Solicitation” means any of the following, or an attempt to do any of the following: (i) recruiting, soliciting or inducing any nonclerical employee or consultant of the Company (including, but not limited to, any independent sales representatives or organizations) to terminate his or her employment with, or otherwise cease or reduce his or her relationship with, the Company; (ii) hiring or assisting another person or entity to hire any nonclerical employee or consultant of the Company or any person who within 12 months before was such a person; or (iii) soliciting or inducing any person or entity (including any person who within the preceding 12 months was a customer or client of the Company) to terminate, suspend, reduce, or diminish in any way its relationship with or prospective relationship with the Company.
(iii) (a) You disclose to any person or entity or use, at any time, any information not in the public domain or generally known in the industry (except as may be required by law or legal process), in any form, acquired by the you while employed by the Company or any predecessor to the Company’s business or, if acquired following the employment term, such information which, to your knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company (or to which the Company owes a duty of confidentiality), including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company’s products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company; or (b) you fail to return to the Company the originals and all copies of any such information in any form, and copies and extracts thereof, provided to or acquired by you in connection with the performance of your duties for the Company (which are and shall remain the sole and exclusive property of the Company); or (c) you fail to return to the Company all files, correspondence and/or other communications received, maintained and/or originated by you during the course of your employment whether for your own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company).
(iv) You issue or communicate, directly or indirectly, any public statement (or statement likely to become public) that disparages, denigrates, maligns or impugns the Company, its affiliates, or their respective officers, directors, employees, products or services, except truthful responses to legal process or governmental inquiry or by you in carrying out your duties while employed by the Company.